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                                                                    Exhibit 99.1



                                  [RUSS LOGO]

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
AT THE COMPANY                                         AT FINANCIAL DYNAMICS
Marc Goldfarb -- Senior Vice President                 Cara O'Brien/Melissa Myron -- General Information
                 and General Counsel

201-337-9000                                           212-850-5600

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FOR IMMEDIATE RELEASE

               PRENTICE CAPITAL AND D. E. SHAW LAMINAR PORTFOLIOS

           COMPLETE PURCHASE OF 42% STAKE IN RUSS BERRIE AND COMPANY

                       FROM THE RUSSELL BERRIE FOUNDATION

OAKLAND, N.J. -- AUGUST 11, 2006 -- Russ Berrie and Company, Inc. (NYSE: RUS) today announced that investment entities and accounts managed and advised by Prentice Capital Management, L.P. ("Prentice") and D. E. Shaw Laminar Portfolios, L.L.C. ("Laminar") have each purchased approximately 4.4 million shares of common stock of the Company from The Russell Berrie Foundation, the Company's largest shareholder, at a price of $11.30 per share. The purchase agreement previously executed by the Foundation and Prentice was amended and restated and Laminar entered into a separate purchase agreement with the Foundation. The total of approximately 8.8 million shares purchased by Prentice and Laminar represent 42% of the Company's outstanding shares and the entire interest in the Company held by the Foundation, which earlier this year became the holder of all shares of the Company held by the Estate of the late Russell Berrie, the Company's founder, and a related trust.

In connection with the transaction, the Company's Board of Directors will be reconstituted to consist of a total of nine members, including two to be nominated by each of Prentice and Laminar. Effective immediately, Angelica Berrie and Ilan Kaufthal, each of whom are trustees of the Foundation, have resigned from the Company's Board, and the Company has agreed to use its reasonable efforts to effect the remaining reconstitution of the Board on or prior to August 31, 2006. In addition, the Company has agreed to provide Prentice and Laminar with certain continuing Board representation rights and registration rights regarding the purchased shares.

Mr. Andy Gatto, President and Chief Executive Officer, commented, "We are very excited to welcome both Prentice and Laminar as investors, and are gratified by their interest in the Company. Both of these investors have a deep understanding of our business and an excellent track record of working with management to help build great companies. We believe that their investment is a validation of the Company's business model and the steps that we have taken over the past two years, and we look forward to working with our new Board to execute our strategic plan, leverage our strengths and fully capitalize on our potential."


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The Company did not receive any proceeds from this transaction.

The Company was represented by Kaye Scholer LLP, Prentice was represented by Schulte Roth & Zabel LLP and Laminar was represented by McCarter & English, LLP. Daroth Capital Advisors LLC acted as financial advisor to the Foundation in connection with its sale of shares and Weil, Gotshal & Manges LLP acted as the Foundation's legal counsel.

Russ Berrie and Company, Inc., a leader in the infant and juvenile and gift industries, and its wholly-owned subsidiaries, designs, develops, and distributes a variety of innovative gift, infant and juvenile products to specialty and mass market retailers worldwide. Known for its teddy bears and other plush animals, the Company's gift and infant and juvenile lines are comprised of a diverse range of everyday, seasonal, and occasion-themed products that help people celebrate the milestones in their lives. Founded in 1963 by the late Russell Berrie from a rented garage in New Jersey, today the Company operates offices, showrooms, and distribution centers all over the world and trades on the NYSE under the symbol RUS.

Note: This press release contains certain forward-looking statements. Additional written and oral forward-looking statements may be made by the Company from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking words or phrases including, but not limited to, "anticipate", "believe", "expect", "project", "intend", "may", "planned", "potential", "should", "will" or "would". The Company cautions readers that results predicted by forward-looking statements, including, without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, capital needs, interest costs and income are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to those set forth under Item 1A, "Risk Factors", of the Company's most recent Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.


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